                                                                      Exhibit 21

B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES

                                                                        Current
                                                          Date of      Principal
                                         Site of         Acquisition/   Business
                                       Incorporation      Formation     Activity
------------------------------------------------------------------------------------
100% OWNED SUBSIDIARIES
Arlington Hospitality Corp               Virginia          1997        Hotel Owner
Auburn Hills Hotel Corporation           Maryland          1994        Hotel Owner
Auburn Hills Land Corp.                  Maryland          1997        Land Owner
Avenel Executive Park Phase II, Inc.     Maryland          1987        Real Estate
                                                                         Investor
Commerce Center Development Corp.        Florida           1980        Office Park
                                                                         Owner
Crystal City Hospitality Corp.           Virginia          1989        Hotel Owner
Dallas San Simeon Incorporated           Texas             1993        Apartment
                                                                         Project
                                                                         Owner
Dearborn Corporation                     Delaware          1992        Land Owner
Dulles Airport Hotel Corporation         Virginia          1989        Inactive
Dulles Hospitality Corp.                 Virginia          1997        Hotel Owner
Flagship Centre Corporation              Maryland          1985        Land Owner
Herndon Hotel Corporation                Virginia          1996        Hotel Owner
MHC Airport Inn, Inc. (a)                New York          1980/1976   Hotel
                                                                         Operator
MHC Corporation                          Maryland          1980/1974   Hotel
                                                                         Operator
Metairie Office Towers, Inc. (b)         Louisiana         1995        Office Bldg
                                                                         Owner
NVA Development Corporation              Virginia          1984        Gen'l Part/
                                                                          Real Est.
                                                                          P/ship
Peachtree/Northeast Corp.                Georgia           1979        Land Owner
Pueblo Hotel Corp.                       Colorado          1985        Hotel Owner
Rochester Airport Hotel Corporation      New York          1986        Inactive
Scope Hospitality Corp.                  Virginia          1989        Inactive
Sharonville Hotel Corporation            Ohio              1986        Inactive
Sterling Hotel Corporation               Virginia          1997        Hotel Owner
Tysons Corner Hospitality Corp.          Virginia          1989        Inactive
Wheeler Road, Inc.                       Maryland          1992        Inactive
900 Corporation                          Georgia           1981        Office Bldg
                                                                         Owner
1100 Corporation                         Georgia           1979        Office Bldg
                                                                         Owner
1113 Corporation                         Florida           1984        Gen'l Part/
                                                                         Real Est.
                                                                         P/ship

----------------------
(a) Subsidiary of MHC Corporation
(b) Subsidiary of Dearborn Corporation

B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)

  Ashburn Village Development Corporation               (A)             Maryland
  Bailey's Corporation (sold property 11/95)            (A)             Maryland
  Balmoral Golf Corporation                             (B)             Maryland
  B. F. Saul Mortgage Company                           (C)             Maryland
  Bondy Way Development Corporation                     (A)             Maryland
  Brambleton Land Corporation                           (A)             Maryland
  Brooke Manor Land Corporation (sold
    property 8/96)                                      (A)             Maryland
  CCB Holding Corporation                               (C)             Delaware
  CCRE, Inc.                                            (D)             Maryland
  Cherrytree Corporation                                (A)             Maryland
  Chevy Chase Bank, F.S.B.                                           United States
  Chevy Chase Financial Services Corporation            (C)             Virginia
  Chevy Chase Insurance Agency, Inc. ("CCIA")           (E)             Maryland        1
  Chevy Chase Mortgage Company                          (F)             Maryland
  Chevy Chase Mortgage Company of Virginia              (C)             Virginia
  Chevy Chase Preferred Capital Corporation             (C)             Maryland
  Chevy Chase Real Estate Corporation                   (C)             Virginia
  Chevy Chase Securities, Inc. ("CCS")                  (E)             Maryland
  Consumer Finance Corporation                          (C)             Virginia
  Duvall Village Corporation                            (A)             Maryland
  First Balmoral Corporation                            (A)             Maryland
  Great Seneca Development Corporation                  (A)             Maryland
  Hamlets at Brambleton, Inc.                           (A)             Virginia
  Inglewood Corporation (sold property 11/95)           (A)             Maryland
  Manor Holding Corporation                             (C)             Virginia
  Manor Investment Company                              (G)             Maryland
  Marbury I Corporation                                 (A)             Maryland
  Marbury II Corporation                                (A)             Maryland
  NML Corporation                                       (A)             Maryland
  North Ode Street Development Corporation              (D)             Maryland
  Oak Den, Inc. (sold remaining lots 10/94)             (A)             Maryland
  Old Chapel Corporation                                (A)             Maryland
  Presley Corporation                                   (C)             Maryland
  Primrose Development Corporation                      (A)             Maryland
  Ridgeview Centre Corp.                                (A)             Maryland
  Ronam Corporation, Inc.                               (C)             Maryland
  Sully Park Corporation (sold property 6/96)           (A)             Maryland
  Sully Station Corporation (sold property 9/97)        (A)             Maryland
  Sycolin - Leesburg Corporation                        (A)             Maryland
  Terminal Drive Properties Corporation                 (A)             Maryland

-----------------------------------
(A)    Subsidiary of Chevy Chase Real Estate Corporation
(B)    Subsidiary of First Balmoral Corporation
(C)    Subsidiary of Chevy Chase Bank, F.S.B.
(D)    Subsidiary of Manor Investment Company
(E)    Subsidiary of Chevy Chase Financial Services Corporation
(F)    Subsidiary of Chevy Chase Mortgage Company of Virginia
(G)    Subsidiary of Manor Holding Company